Exhibit 10.70
     INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT AND AMENDMENT NO. 3 dated as of June 30, 2006 (this “Assumption Agreement and Amendment”), related to the CREDIT AGREEMENT dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005, and that certain Incremental Term Loan Assumption Agreement and Amendment No. 2 (“Amendment No. 2”) dated as of March 24, 2006, as amended as of April 21, 2006 (as amended, the “Credit Agreement”), among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the Subsidiary Guarantors listed on the signature pages hereto (solely with respect to Sections 8, 10, 12 and 13 hereof), the lenders from time to time party to the Credit Agreement (the “Lenders”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders.
     A. Pursuant to the Asset Purchase Agreement dated as of June 4, 2006 (the “Anteon Asset Purchase Agreement”), among Anteon Corporation (“Anteon”), Alion Technical Services Corporation (“ATSC”) and the Borrower, ATSC intends to acquire from Anteon the Purchased Assets and to assume the Assumed Liabilities (in each case, as defined in the Anteon Asset Purchase Agreement) for aggregate consideration of $225,000,000 in cash, subject to adjustment as provided for in the Anteon Asset Purchase Agreement (the “Anteon Asset Purchase”).
     B. The Borrower has informed the Administrative Agent that it intends to finance the Anteon Asset Purchase by borrowing (i) $21,000,000 of delayed draw Incremental Term Loans under and as defined in Amendment No. 2 (the “Delayed Draw Incremental Term Loans”), (ii) $50,000,000 of Incremental Term Loans hereunder and (iii) $170,000,000 of senior unsecured loans (the “Bridge Loans”) having terms substantially as set forth in Exhibit A hereto (the “Bridge Loan Term Sheet”).
     C. The Borrower has requested that the persons set forth on Schedule I hereto (the “Incremental Term Lenders”) make Incremental Term Loans to the Borrower pursuant to Section 2.24 of the Credit Agreement.
     D. The Incremental Term Lenders are willing to make Incremental Term Loans to the Borrower on the Amendment No. 3 Effective Date (as defined below), on the terms and subject to the conditions set forth herein and in the Credit Agreement.
     E. The Borrower has also requested certain amendments to the Credit Agreement as set forth herein, and the Required Lenders have agreed to such request on and subject to the terms and conditions of this Assumption Agreement and Amendment.
     F. The Borrower has entered into that certain Seller Note Securities Purchase Agreement dated as of December 20, 2002 (the “Seller Note Securities Purchase Agreement”) with IIT Research Institute (who subsequently assigned all of its right, title and interest in certain debt securities (the “Seller Subordinated Notes”) issued pursuant to the Seller Note Securities Purchase Agreement to its Affiliate, Illinois Institute of Technology).
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Assumption Agreement and Amendment. This Assumption Agreement and Amendment shall be a “Loan Document” and, to the extent it relates to the making of Incremental Term Loans, an “Incremental Term Loan Assumption Agreement” for all purposes of the Credit Agreement and the other Loan Documents.
     SECTION 2. Incremental Term Loans. (a) Each Incremental Term Lender hereby agrees, severally and not jointly, to make an Incremental Term Loan to the Borrower on the Amendment No. 3 Effective Date in a principal amount equal to the Incremental Term Loan amount set forth next to such Incremental Term Lender’s name on Schedule I hereto.
     (b) All such Incremental Term Loans shall constitute “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents.
     (c) The proceeds of the Incremental Term Loans are to be used by the Borrower solely (i) to finance the Anteon Asset Purchase, (ii) to pay related fees and expenses, (iii) to prepay any outstanding Revolving Loans and Swingline Loans and (iv) for other general corporate purposes of the Borrower and the Subsidiaries.
     SECTION 3. Conditions Precedent to Incremental Term Loans. The obligation of the Incremental Term Lenders to make Incremental Term Loans on the Amendment No. 3 Effective Date shall be subject to the satisfaction of the following conditions precedent:
     (a) On the Amendment No. 3 Effective Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment No. 3 Effective Date and executed by a Financial Officer of the Borrower.
     (b) The Administrative Agent shall have received (with sufficient copies for each Incremental Term Lender) such legal opinions, board resolutions and other closing certificates and documentation as shall be reasonably required by the Incremental Term Lenders, in each case consistent with those delivered on the Closing Date under clauses (a), (c) and (d) of Section 4.02 of the Credit Agreement.
     (c) The Administrative Agent shall have received a certificate, dated the Amendment No. 3 Effective Date and executed by a Financial Officer of the Borrower, confirming that the Borrower will be in Pro Forma Compliance after giving effect to the Anteon Asset Purchase, the making of the Incremental Term Loans on the Amendment No. 3 Effective Date and the application of the proceeds therefrom.
     (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
     (e) The Anteon Asset Purchase shall be consummated simultaneously with the borrowing of the Incremental Term Loans in accordance with applicable law and on the terms described in the Anteon Asset Purchase Agreement, and no provision of the Anteon Asset Purchase Agreement shall have been waived, amended, supplemented or otherwise modified in any material respect adverse to the Lenders without the consent of the Administrative Agent.
     (f) The Borrower shall have borrowed not more than $170,000,000 aggregate principal amount of Bridge Loans substantially on the terms set forth in the Bridge Loan Term Sheet.
     (g) All requisite Governmental Authorities and material third parties shall have approved or consented to the Anteon Asset Purchase and the other transactions contemplated hereby to the extent required and all applicable appeal periods shall have expired, and there shall be no litigation, governmental, administrative or judicial action, actual or known by the Borrower to be threatened, that could reasonably be expected to prevent, materially restrain or impose materially burdensome conditions on the Anteon Asset Purchase or the other transactions contemplated hereby.
     (h) The holder of the Seller Subordinated Notes shall have entered into an amendment to the subordination agreement relating thereto to provide, among other things, that the Obligations under and as defined in the Credit Agreement up to an aggregate amount of $465,000,000 (after giving effect to this Assumption Agreement and Amendment) shall constitute “Senior Debt” for all purposes of the Seller Note Securities Purchase Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
     SECTION 4. Eurodollar Borrowings. To facilitate the inclusion of the Delayed Draw Incremental Term Loans and the Incremental Term Loans, when made, in each outstanding Term Borrowing, the Borrower and the Required Lenders hereby agree that (a) the outstanding Eurodollar Term Borrowing with an Interest Period ending on June 19, 2006 will be continued on such date as a Eurodollar Borrowing with an Interest Period ending on June 30, 2006 (but will bear interest from June 19, 2006 through and including June 30, 2006 at a rate determined by reference to the Adjusted LIBO Rate for a one-month Interest Period), and (b) the Incremental Term Loans made hereunder will be allocated ratably to each outstanding Eurodollar Term Borrowing for purposes of determining the initial interest rate thereon, in each case notwithstanding any contrary provision of the Credit Agreement.
     SECTION 5. Amendments to Credit Agreement. Effective as of the Amendment No. 3 Effective Date:
          (a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended as follows:
(i)	by deleting “2.50%” at the end of clause (a) therein and substituting therefor “2.75%”; and

(ii)	by deleting “1.50%” at the end of clause (b) therein and substituting therefor “1.75%”.
     (b) The definition of the term “Incremental Term Loan Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Incremental Term Loan Amount” shall mean, at any time after the Amendment No. 3 Effective Date (any such time referred to as the “Measuring Date”), the excess, if any, of (a) $150,000,000 over (b) the aggregate amount of all Incremental Term Commitments established after the Amendment No. 3 Effective Date (but prior to the Measuring Date) pursuant to Section 2.24.”
     (c) The definition of the term “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end thereof:
“; provided that the Anteon Asset Purchase shall be deemed to be a Permitted Acquisition for all purposes of this Agreement and the other Loan Documents”
     (d) Section 1.01 of the Credit Agreement is hereby further amended by adding the following defined terms in appropriate alphabetical order therein:
     “Amendment No. 3 Effective Date” shall have the meaning set forth in Amendment No. 3.
     “Amendment No. 3” shall mean the Incremental Term Loan Assumption Agreement and Amendment No. 3 to this Agreement dated as of June 30, 2006.
     “Anteon Asset Purchase” shall have the meaning assigned to such term in Amendment No. 3.
     “Available Restricted Payment Amount” shall mean, at any date of determination, an amount equal to the excess, if any, of (a) the sum of (i) Excess Cash Flow for all preceding full fiscal years of the Borrower commencing on or after September 30, 2005, and ending prior to the date of determination that was not or is not required to be applied to the prepayment of Term Loans as described in Section 2.13(d) and (ii) the Net Cash Proceeds of all Equity Issuances consummated after the Amendment No. 3 Effective Date over (b) the amount of Restricted Payments made prior to the date of determination pursuant to Section 6.06(iv)(E).
     “Bridge Loans” shall have the meaning assigned to such term in Amendment No. 3.
     “Delayed Draw Incremental Term Loans” shall have the meaning assigned to such term in Amendment No. 3.
     “Senior Secured Leverage Ratio” shall mean, on any date, the ratio of Total Debt that is secured by Liens incurred under Section 6.02(b), (c), (i) or (o) on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.”
     (e) To give effect to the making of the Incremental Term Loans hereunder and the Delayed Draw Incremental Term Loans and the treatment thereof as “Term Loans” for all purposes of the Credit Agreement, Section 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) The Borrower shall pay to the Administrative Agent, for the accounts of the Term Lenders, on the dates set forth below, or if any such date is not a Business Day, on the immediately preceding Business Day (each such date being called a “Repayment Date”), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 2.24(d)) equal to the amount set forth below for such date (it being understood that (i) the amounts set for June 30, 2006 and each date thereafter assume that (x) $21,000,000 of Delayed Draw Incremental Term Loans are funded to the Borrower on or prior to June 30, 2006, and (y) $50,000,000 of Incremental Term Loans under Amendment No. 3 are funded to the Borrower on or prior to July 15, 2006, and, to the extent not so funded, such amounts will be adjusted downward accordingly, and (ii) no principal in respect of the Incremental Term Loans made pursuant to Amendment No. 3 will be paid on June 30, 2006, the holder of such Loans on the Amendment No. 3 Effective Date hereby agreeing that the first scheduled payment of principal thereof shall be on September 30, 2006), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
December 31, 2004	$180,000
March 31, 2005	$180,000
June 30, 2005	$360,000
September 30, 2005	$360,000
December 31, 2005	$360,000
March 31, 2006	$360,000
June 30, 2006	$530,000
September 30, 2006	$655,000
December 31, 2006	$655,000
March 31, 2007	$655,000
June 30, 2007	$655,000
September 30, 2007	$655,000
December 31, 2007	$655,000
March 31, 2008	$655,000
June 30, 2008	$655,000
September 30, 2008	$655,000
December 31, 2008	$63,443,750
March 31, 2009	$63,443,750
June 30, 2009	$63,443,750
Term Loan Maturity Date	$63,443,750

     (f) Section 2.13(c) (Equity Sweep) of the Credit Agreement is hereby deleted and the words “[Intentionally Omitted]” substituted therefor.
     (g) Section 2.23(b) (Issuance of Letters of Credit) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” set forth in clause (i) thereof and substituting therefor the amount “$40,000,000”. The preliminary statement to the Credit Agreement is hereby amended by deleting the reference in the second sentence thereof to “an aggregate face amount at any time outstanding not in excess of $5,000,000” and substituting therefor the words “an aggregate face amount at any time outstanding not in excess of $40,000,000”.
     (h) Section 6.01 (Indebtedness) of the Credit Agreement is hereby amended by (i) deleting the amount “$15,000,000” set forth in each of paragraphs (e) (purchase money indebtedness) and (f) (capitalized lease obligations) thereof and substituting therefor the amount “$20,000,000”, (ii) deleting the amount “$5,000,000” set forth in paragraph (h) (acquired indebtedness) thereof and substituting therefor the amount “$7,500,000”, (iii) deleting the amount “$10,000,000” set forth in paragraph (n) (general basket) thereof and substituting therefor the amount “$30,000,000”, (iv) deleting the word “and” at the end of paragraph (p) thereof and (v) deleting the period at the end of paragraph (q) thereof and substituting therefor the following:
“; and
     (r) Bridge Loans in an aggregate principal amount not to exceed $170,000,000 at any time outstanding and Refinancing Indebtedness (as defined in Section 6.01(d)) (“Bridge Loan Refinancing Indebtedness”); provided that, notwithstanding the requirements of Section 6.01(d), the aggregate principal amount of any Bridge Loan Refinancing Indebtedness outstanding at any time may exceed the aggregate outstanding principal amount of the Bridge Loans to be refinanced, but the aggregate principal amount of all Bridge Loan Refinancing Indebtedness and Bridge Loans outstanding at any time shall not exceed $200,000,000.”
     (i) Section 6.04 (Investments, Loans and Advances) of the Credit Agreement is hereby amended by (i) deleting the reference to “Section 6.14” in paragraph (g) (acquired entity) thereof and substituting therefor “Section 6.13” and (ii) deleting each reference to the amount “$10,000,000” set forth in paragraph (k) (general basket) thereof and substituting therefor the amount “$15,000,000”.
     (j) Section 6.06(a) (Restricted Payments) of the Credit Agreement is hereby amended by (i) deleting the amount “$10,000,000” set forth in clause (iii) (certain employee payments) thereof and substituting therefor the amount “$20,000,000”, (ii) deleting the word “or” at the end of clause (iv)(C) thereof, (iii) deleting the period at the end of clause (iv)(D) and (iv) inserting at the end of clause (iv)(D) thereof the following:
“, (E) to redeem or otherwise acquire for value the Warrants issued in connection with the Seller Subordinated Notes so long as, after giving effect thereto, the Senior Secured Leverage Ratio would be less than 2.50 to 1.00 and there would be at least $10,000,000 of unused and available Revolving Credit Commitments, or (F) so long as, after giving effect thereto, the Senior Secured Leverage Ratio would be less than 2.50 to 1.00 and there would be at least $10,000,000 of unused and available

Revolving Credit Commitments, in an amount not to exceed the Available Restricted Payment Amount”.
     (k) Section 6.09(c) (Other Indebtedness and Agreements) of the Credit Agreement is hereby amended by adding the following at the end thereof:
“Notwithstanding the foregoing, so long as at the time thereof and after giving effect thereto, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Senior Secured Leverage Ratio would be less than 2.50 to 1.00 and (z) there would be at least $10,000,000 of unused and available Revolving Credit Commitments, the Borrower may prepay, redeem, retire or otherwise acquire for consideration the Seller Subordinated Notes in whole or in part.”
     (l) Section 6.15(b)(iii) (Earnout Obligations) of the Credit Agreement is hereby amended by deleting the amount “$5,000,000” set forth therein and substituting therefor the amount “$10,000,000”.
     (m) Section 6.12 (Interest Coverage Ratio) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following table:

Period	Ratio
Amendment No. 3 Effective Date through September 30, 2007	1.65 to 1.00
October 1, 2007 through September 30, 2008	1.75 to 1.00
Thereafter	2.00 to 1.00
     (n) Section 6.13 (Leverage Ratio) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following table:

Period	Ratio
Amendment No. 3 Effective Date through September 30, 2007	6.50 to 1.00
October 1, 2007 through June 30, 2008	6.00 to 1.00
July 1, 2008 through June 30, 2009	5.75 to 1.00
Thereafter	5.25 to 1.00
     SECTION 6. Waiver. The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 6.01 (Indebtedness), Section 6.07 (Transactions with Affiliates) and clause (a) of Section 6.09 (Other Indebtedness and Agreements) to the extent (but only to the extent) required to permit the Borrower to modify the terms of the Seller Subordinated Notes to permit any non-cash pay interest payable under the Seller Subordinated Notes in 2007 and 2008 to compound in such years.

     SECTION 7. Representations and Warranties. To induce the other parties hereto to enter into this Assumption Agreement and Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Amendment No. 3 Effective Date:
     (a) This Assumption Agreement and Amendment has been duly authorized, executed and delivered by each Loan Party party hereto, and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms. The Credit Agreement (as amended hereby) constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms.
     (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 3 Effective Date with the same effect as though made on and as of the Amendment No. 3 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).
     (c) No Default or Event of Default has occurred and is continuing.
     SECTION 8. Effectiveness. This Assumption Agreement and Amendment shall become effective as of the date (the “Amendment No. 3 Effective Date”) occurring on or prior to July 15, 2006 that (a) the Administrative Agent shall have received counterparts of this Assumption Agreement and Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) the Administrative Agent, (iv) the Required Lenders and (v) each Incremental Term Lender and (b) each of the conditions precedent set forth in Section 3 hereof shall have been satisfied (or waived in writing by the Required Lenders and the Incremental Term Lenders).
     SECTION 9. Effect of Amendment. Except as expressly set forth herein, this Assumption Agreement and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Assumption Agreement and Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.
     SECTION 10. Consent and Reaffirmation. Each Subsidiary Guarantor hereby consents to this Assumption Agreement and Amendment and the transactions contemplated hereby, and each Loan Party hereby (a) agrees that, notwithstanding the effectiveness of this Assumption Agreement and Amendment, the Guarantee and Collateral Agreement and each of the other Security Documents continue to be in full force and effect, (b) confirms its guarantee of the Obligations (with respect to each Subsidiary Guarantor) and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, including the Incremental Term Loans.
     SECTION 11. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Assumption Agreement and Amendment in accordance with the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
     SECTION 12. Counterparts. This Assumption Agreement and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Assumption Agreement and Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 13. Applicable Law. THIS ASSUMPTION AGREEMENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 14. Headings. The headings of this Assumption Agreement and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement and Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Executive VP and CFO

HUMAN FACTORS APPLICATIONS, INC.,

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Treasurer

ALION-METI CORPORATION

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Treasurer

ALION-CATI CORPORATION

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Treasurer

ALION-JJMA CORPORATION

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Treasurer

ALION-BMH CORPORATION

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Treasurer

WASHINGTON CONSULTING, INC.

By	/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Treasure

ALION-MA&D CORPORATION

By	/s/ Stacy J. Mendler

	Name:	Stacy J. Mendler
	Title:	President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
individually and as Administrative Agent,

By	/s/ Robert Hetu

	Name:	Robert Hetu
	Title:	Managing Director

By	/s/ Cassandra Droogan

	Name:	Cassandra Droogan
	Title:	Vice President

SIGNATURE PAGE TO
INCREMENTAL TERM LOAN
ASSUMPTION AGREEMENT AND AMENDMENT NO. 3
DATED AS OF JUNE 30, 2006,
TO THE ALION SCIENCE AND
TECHNOLOGY CORPORATION
CREDIT AGREEMENT DATED AS OF
AUGUST 2, 2004, AS AMENDED
Name of Lender:

By

Name:
Title:

SCHEDULE I
Incremental Term Lenders

Incremental Term Loan
Incremental Term Lender	Amount
Credit Suisse, Cayman Islands Branch	$50,000,000.00
TOTAL COMMITMENT	$50,000,000.00